SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) APRIL 3, 1998

                            INDUSTRIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)
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
           TEXAS                                   1-9580                                     76-0289495
(State of other jurisdiction of            (Commission File Number)                (IRS Employer Identification No.)
       incorporation)
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                        7135 ARDMORE HOUSTON, TEXAS 77054
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (713) 747-1025


          ____________________________________________________________
         (Former name or former address, if changed since last report.)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

       On April 3, 1998, Industrial Holdings, Inc. (the "Company") acquired all of the outstanding Common Stock, no par value of Moores Pump and Supply, Inc. ("Moores"), upon merger of a wholly owned subsidiary of the Company with and into Moores, with Moores being the surviving corporation (the "Merger"). As a result, Moores became a wholly owned subsidiary of the Company. Moores, located in Lafayette, Louisiana, is a supplier and servicer of pumps and packers to the energy industry, as well as provides fabrication, repair and machine shop services to its customers. The Company issued 1,600,000 shares of its Common Stock in connection with the Merger.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

       (a)  Financial Statements for Acquired Companies

            At this time, it is impracticable to provide the required financial statements for Moores Pump and Supply, Inc. Therefore, the required financial statements will be filed as soon as they are available and in any event within seventy-five days after the consummation of the Merger.

       (b)  Proforma Financial Information

            At this time, it is impracticable to provide the required pro forma financial information for Moores Pump and Supply, Inc. Therefore, the required pro forma financial information will be filed as soon as they are available and in any event within seventy-five days after the consummation of the Merger.

       (c)  Exhibits

            Exhibit No.

            2 Agreement and Plan of Merger dated as of April 3, 1998 among Industrial Holdings, Inc., Industrial Holdings Acquisition One, Inc., Moores Pump and Supply, Inc. and the Shareholders named herein.

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                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                    INDUSTRIAL HOLDINGS, INC.

                                    By: /s/ CHRISTINE A. SMITH
                                            VICE PRESIDENT AND
                                            CHIEF FINANCIAL OFFICER

Date: April 15, 1998

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                                 EXHIBIT INDEX

Exhibit No.

       2 Agreement and Plan of Merger dated as of April 3, 1998 among Industrial Holdings, Inc., Industrial Holdings Acquisition One, Inc., Moores Pump and Supply, Inc. and the Shareholders named herein.